UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TRANSKARYOTIC THERAPIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

Additional Materials Filed Pursuant to Rule 14a-6

This filing consists of a letter from Transkaryotic Therapies, Inc. to its stockholders.

Dear Fellow Shareholder:

We recently sent you a proxy statement and proxy card in connection with a special meeting of the stockholders of Transkaryotic Therapies, Inc. to be held on July 27, 2005. At the special meeting, our stockholders will vote on a proposal to adopt the merger agreement that we entered into with Shire Pharmaceuticals Group plc and a wholly owned subsidiary of Shire. If the proposed merger is completed, you will be entitled to receive $37 in cash, without interest, for each share of our common stock that you own. According to our latest records, we have not yet received your proxy card indicating how you want to vote.

YOUR VOTE IS IMPORTANT.

•	Our board of directors has approved the merger agreement and recommends that you vote “FOR” the adoption of the merger agreement.

•	Because the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, a failure to vote your shares will have the same effect as a vote against the adoption of the merger agreement.

•	The special meeting is scheduled for July 27, 2005, only a short time away.

•	We have enclosed another proxy card and a postage-paid return envelope for your convenience.

If you have any questions about the proposed merger or the special meeting, or require assistance in voting your shares, please contact our proxy solicitor at the toll-free number given below.

Thank you for your continuing support.

Sincerely,

/s/ David D. Pendergast
David D. Pendergast, Ph.D.
President and Chief Executive Officer

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-825-8619

IMPORTANT NOTE:
If you hold your shares through a bank or broker,
you may be able to vote by telephone, or via the Internet.
Please call Innisfree for assistance.

PROXY

TRANSKARYOTIC THERAPIES, INC.

THIS PROXY IS SOLICITED
BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 27, 2005, AT 9:00 a.m., LOCAL TIME

By signing on the reverse side, the undersigned hereby appoints David D. Pendergast and Gregory D. Perry, and each of them acting individually, as proxies for the undersigned, with full power of substitution, to represent and vote as designated hereon all shares of common stock, par value $0.01 per share, of Transkaryotic Therapies, Inc. (the “Company”) which the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on July 27, 2005, at 9:00 a.m., local time, and at any adjournment or postponement thereof, with respect to the matters set forth on the reverse side hereof.

You can revoke your proxy at any time before it is voted at the Special Meeting. You can do this in three ways. First, you can send a written, dated notice to the Secretary of the Company at 700 Main Street, Cambridge, Massachusetts 02139, stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card with a later date. Third, you can attend the Special Meeting and vote in person.

If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

The undersigned acknowledges receipt from Transkaryotic Therapies, Inc. prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a proxy statement dated June 27, 2005.

PLEASE ACT PROMPTLY

WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION IN THE ENVELOPE PROVIDED.	DO YOU HAVE ANY COMMENTS?

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

TRANSKARYOTIC THERAPIES, INC.
700 Main Street
Cambridge, Massachusetts 02139
YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

Please detach along perforated line and mail in the envelope provided.
☒ Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger dated as of April 21, 2005, among Transkaryotic Therapies, Inc., Shire Pharmaceuticals Group plc and Sparta Acquisition Corp., a wholly owned subsidiary of Shire (the “Merger Agreement”).	☐	☐	☐

2.	To grant discretionary authority to adjourn the special meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

WHEN THIS PROXY CARD IS PROPERLY EXECUTED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ABOVE AND, IN THE DISCRETION OF ANY OF THE PERSONS APPOINTED AS PROXIES, AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Mark box at right if you plan to attend the Special Meeting.	☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

NOTE: Please date and sign this proxy exactly as name appears hereon. When shares are held as joint-tenants, both should sign. When signing as attorney, administrator, trustee, guardian, or other fiduciary, please give full title as such. When signing on behalf of a corporation, please sign in the full corporate name by an authorized officer. When signing on behalf of a partnership, please sign in the full partnership name by an authorized person.

Signature of Stockholder	Signature of Stockholder

Date:	Date: